                                                                    Exhibit 5.1

                                November __, 1999

Interspeed, Inc.
39 High Street
North Andover, MA 01845

      Re: Registration Statement on Form S-8 for Interspeed, Inc. 1997 Stock
          ------------------------------------------------------------------
          Option Plan
          -----------

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Interspeed, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 32,400 shares of the Company's common stock, par value $.01 per share which have been issued under the Company's 1997 Stock Option Plan (the "Stock Option Plan") pursuant to stock option exercises thereunder (the "Shares").

         As counsel for the Company, we have examined copies of the Stock Option Plan, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts and the Delaware General Corporation Law.

      Based on the foregoing, we are of the opinion that the Shares that have been issued and delivered under the Stock Option Plan are legally issued, fully paid and nonassessable.

      The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

      We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ GOODWIN, PROCTER & HOAR LLP
                                                 GOODWIN, PROCTER & HOAR LLP